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                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


           Addendum to Prospectus Supplement Dated February 24, 2006

                                                        Dated:  October 15, 2006

                                STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)
                    ---------------------------------------

Initial Interest Rate for the Bonds purchased during the Sales Period commencing on October 15, 2006 and terminating on October 31, 2006 are:

4-Year Floating Rate LIBOR Bond                5.4375%
10-Year Floating Rate LIBOR Bond               5.5375%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:

Applicable LIBOR         +  Number of basis points set by  =    Initial Interest
for October 15-31, 2006     State of Israel at beginning        Rate:
-----------------------     of this sales period                ----------------
                            -----------------------------

5.4375%                     0 basis points                      5.4375%

10-Year Floating Rate LIBOR Bond:

Applicable LIBOR         +  Number of basis points set by  =    Initial Interest
for October 15-31, 2006     State of Israel at beginning        Rate:
-----------------------     of this sales period                ----------------
                            -----------------------------

5.4375%                       10 basis points                     5.5375%

5-Year Floating Rate LIBOR Bond is not available during this Sales Period.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. To ensure purchase of a Bond at such interest rate, all required subscription documents must be received in a form acceptable to Israel and the full purchase price must be accepted by October 26, 2006.